AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
    This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of May 2, 2022, with an effective of May 3, 2022 (the “Amendment Effective Date”), by and among Torrid LLC, a California limited liability company (“Torrid”), Torrid Holdings Inc., a Delaware corporation (the “Company” or “Parent”), and Elizabeth Muñoz-Guzman, an individual (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below), as amended hereby.
    WHEREAS, Torrid and the Executive are parties to that certain Employment Agreement (the “Agreement”) dated as of December 13, 2019 (the “Effective Date”); and
    WHEREAS, the parties hereto desire to amend the Agreement as set forth below.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
    1.    The introductory paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:
“Effective as of the Amendment Effective Date, (i) you and the Company hereby agree that you will voluntarily change your title and responsibilities, such that you will no longer serve as the Chief Executive Officer of the Company and each other member of the Parent Group (as defined below) and in connection therewith, you acknowledge and agree that (A) such change in title and responsibilities shall not constitute Good Reason under the Agreement and you hereby waive any and all rights that would have otherwise accrued to you in connection with such change in title and responsibilities and (B) such change shall not be deemed to be a “separation from service” for purposes of Section 409A of the Code, (ii) you hereby resign effective immediately as a member of board of directors of the Company (the “Board”) and as a member of board of directors or similar governing body of each other member of the Parent Group, and (iii) the Company shall, effective immediately, employ you as its Chief Creative Officer. As Chief Creative Officer, you will report directly to the Chief Executive Officer of the Company (the “CEO”). Your duties as Chief Creative Officer will involve such duties as are normally associated with such position and such other matters related to the Company’s day-to-day creative function, consistent with your position as Chief Creative Officer, as delegated to you by the CEO. Notwithstanding the foregoing, the Company agrees that you will have primary responsibility and oversight for product offering, merchandise and product design and development, including but not limited to hiring and firing of individuals employed in these areas pursuant to Company policies and procedures. Your principal place of business will be at the Company’s office located in City of Industry, California, it being agreed and understood that you will engage in business travel to the extent necessary or desirable for the performance of your duties as the Company’s Chief Creative Officer. For purposes hereof, “Parent Group” means, collectively, the Company and each of its subsidiaries (including Torrid). Any references to the “members of the Parent Group” and similar phrases shall be deemed to refer to the Company and its subsidiaries (including Torrid).”
    2.    Section 4 of the Agreement is hereby amended by adding the following:
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    “(d)     You will be entitled to six (6) weeks of vacation per year. Upon presentation of appropriate documentation, the Company shall pay your reasonable attorneys’ fees incurred in connection with the negotiation and documentation of this Amendment, up to a maximum of $10,000 which shall be paid on or as soon as reasonably practicable following the Amendment Effective Date.”
3.    Section 5(c) is hereby amended by deleting the following “during the two year period immediately following the consummation of a Change of Control that occurs following an IPO,” and replacing with the following “during the two year period immediately following the consummation of a Change of Control that occurs following the execution of Amendment No. 1 to Employment Agreement,”.
4.     Section 6(d)(iii) of the Agreement is hereby amended by replacing “Chief Executive Officer” with “Chief Creative Officer”.
5.    Section 6(d)(iii)(A) of the Agreement is hereby deleted in its entirety and replaced with the following:
(A) any change in your reporting directly to the Chief Executive Officer, or any material adverse change, unless mutually agreed upon between you and the Chief Executive Officer, in your authority, responsibilities or duties such that you no longer have the title of, or serve or function as, the Company’s Chief Creative Officer (except during periods when you are unable to perform such duties as a result of your illness (either physical or mental) or other incapacity or excused absence or vacation),…

6.    This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect. By entering into this Amendment, the Executive acknowledges that Good Reason to terminate her employment does not exist and waives any right to claim Good Reason, in any case, related to the changes in the Executive’s title, duties, responsibilities and/or offices (including the Board and the board of directors or equivalent governing body of each other member of the Parent Group) as contemplated herein.
    7.    This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.
    8.    This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Executive, and the successors and assigns of the Company and Torrid.
    9.    Section 17 of the Agreement (Choice of Law; Waiver of Jury Trial) shall apply to this Amendment mutatis mutandis.

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    10.    This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[Signature Page to Follow]

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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

TORRID HOLDINGS INC.

By:    ______/s/ Brian Park _____________________
Name: Brian Park
Title:    Secretary

TORRID LLC

By:    ________/s/ Brian Park ____________________
Name: Brian Park
Title:    SVP/General Counsel

EXECUTIVE

By:    ______/s/ Elizabeth Muñoz-Guzman _________
    Elizabeth Muñoz-Guzman
Signature Page to Amendment No. 1
to Employment Agreement
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